Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the inclusion in this Amendment No. 4 to Form S-4 Registration Statement (Registration Statement) of First Priority Financial Corp. of our report dated March 19, 2012, relating to the consolidated financial statements of Affinity Bancorp, Inc., and Subsidiary as of December 31, 2011 and 2010 and for the years then ended, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Herbein + Company, Inc.

Reading, Pennsylvania

January 17, 2013